EXHIBIT 99.1

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000
TASER International, Inc. Reports Record First Quarter Revenue
$15.3 Million of Revenue, $0.3 Million Operating Income,
$0.5 Million Net Income and $0.01 Basic and Diluted EPS for First Quarter 2007
SCOTTSDALE, Ariz., April 25, 2007 — TASER International, Inc. (Nasdaq: TASR) a market leader in advanced electronic control devices today reported financial results for first quarter of 2007.
For the first quarter of 2007 revenues were $15.3 million, the highest first quarter in the Company’s history and a 10% increase over the same quarter of the prior year. Income from operations for the first quarter was $0.3 million. Net income and basic and diluted earnings per share for the first quarter of 2007 were $0.5 million and $0.01, respectively.
Significant events in the first quarter of 2007 include:
1.	We successfully debuted the TASER® C2 personal protector at the Consumer Electronics Show in January 2007. This new device is a compact system that provides the same proven Neuro-Muscular Incapacitation (NMI) effectiveness as our market leading TASER X26C but in a form factor and at a price point that will be more attractive to private citizens. The TASER C2 also promotes responsible ownership and aims to prevent misuse with the introduction of a background check system whereby the device remains inactive until the owner has successfully completed a background check either online or via a toll-free telephone number. In addition the TASER C2 cartridges each have a unique serial number and are equipped with Anti-Felon Identification tags, which are dispersed upon deployment and which would allow the police to track a potential misuse. We expect to begin shipments of the TASER C2 in the second quarter of 2007.

2.	Fourteen more product liability suits were dismissed during the quarter representing a total of forty-four wrongful death or injury suits that have been dismissed or judgment entered in favor of the Company since 2004.

3.	A landmark medical study published in the Society for Academic Emergency Medicine found that the prolonged exposure from a TASER X26 Electronic Control Device has no abnormal respiratory effects on human subjects. This study can be viewed at: http://www.aemj.org/cgi/content/full/14/3/197
“We believe the first quarter results with the highest first quarter revenues in our Company’s history, have given us a solid start to 2007, ” commented Tom Smith, Chairman of TASER International, Inc. “We are continuing to build on the momentum generated in 2006, and we believe the investments we have made in developing new products during 2006 and in the first quarter of 2007 will provide us with the platform to further enhance our position as a market leader in advanced personal protection devices. In particular, we believe the commencement of sales of the TASER C2 in the second quarter will provide the consumer with next generation, life protecting technologies which are designed to maximize public safety and minimize the potential for misuse.”
The Company hosts its first quarter 2007 earnings conference call on Wednesday, April 25, 2007 at 10:00 a.m. ET. The conference call is available via web cast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 1-800-599-9816 or 1-617-847-8705 for international callers. The pass code is 45846998 for both numbers.
About TASER International, Inc.
TASER International, Inc. provides advanced non-lethal devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to safely incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers, and suspects.

Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International, Inc. assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning TASER device uses; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies and (24) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.
The statements made herein are independent statements of TASER International, Inc. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
For further information contact Marcy Rigoni, Manager of Investor Relations at Marcy@TASER.com or call 800-978-2737 ext. 2011, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.
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TASER International, Inc.
Statements of Income
(Unaudited)

	For the Three Months Ended
	March 31, 2007	March 31, 2006

Net Sales	$15,301,815	$13,893,563

Cost of Products Sold:
Direct manufacturing expense	4,608,569	3,529,401
Indirect manufacturing expense (including stock-based compensation expense of $31,698 and $31,834, respectively)	1,804,217	1,409,468

Total Cost of Products Sold	6,412,786	4,938,869

Gross Margin	8,889,029	8,954,694

Sales, general and administrative expenses (including stock-based compensation expense of $187,773 and $267,144 respectively)	7,581,908	7,254,312
Research and development expenses (including stock-based compensation expense of $42,692 and $63,022, respectively)	970,786	663,810

Income from Operations	336,335	1,036,572

Interest income	507,869	367,435
Interest expense	(1,500)	(2,007)
Other income (expense), net	—	(112)

Income before provision for income taxes	842,704	1,401,888
Provision for income taxes	348,150	595,909

Net Income	$494,554	$805,979

Income per common and common equivalent shares
Basic	$0.01	$0.01
Diluted	$0.01	$0.01

Weighted average number of common and common equivalent shares outstanding
Basic	62,010,198	61,947,048
Diluted	64,692,636	64,053,031

TASER International, Inc.
Balance Sheets
(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS

Current Assets
Cash and cash equivalents	$16,073,479	$18,773,685
Short-term investments	—	3,557,289
Accounts receivable, net	7,493,522	10,068,049
Inventory	10,311,705	9,257,746
Prepaids and other assets	2,248,299	2,164,002
Current deferred income tax asset	9,794,566	12,295,493

Total Current Assets	45,921,571	56,116,264
Long-term investments	25,483,105	25,477,574
Property and equipment, net	21,344,706	20,842,632
Deferred income tax asset	17,851,764	15,868,719
Intangible assets, net	1,698,812	1,532,500

Total Assets	$112,299,958	$119,837,689

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Current portion of capital lease obligations	$45,774	$45,214
Accounts payable and accrued liabilities	6,056,758	6,789,474
Current deferred revenue	1,105,871	1,037,441
Deferred insurance settlement proceeds	476,139	509,067
Customer deposits	208,653	171,492
Litigation settlement liabilities	1,750,000	9,750,000

Total Current Liabilities	9,643,195	18,302,688
Capital lease obligations, net of current portion	19,314	30,974
Deferred revenue, net of current portion	2,072,223	1,975,489
Other liabilities	—	199,999

Total Liabilities	11,734,732	20,509,150

Commitments and Contingencies	—	—

Stockholders’ Equity Common stock	623	622
Additional paid-in capital	81,371,791	80,629,659
Treasury stock	(2,208,957)	(2,208,957)
Retained earnings	21,401,769	20,907,215

Total Stockholders’ Equity	100,565,226	99,328,539

Total Liabilities and Stockholders’ Equity	$112,299,958	$119,837,689

TASER International, Inc.
Selected Statement of Cash Flows Information
(Unaudited)

	For the Three Months Ended
	March 31, 2007	March 31, 2006

Net income	$494,554	$805,979
Depreciation and amortization	569,324	516,740
Stock-based compensation expense	262,163	362,000
Net cash provided (used) by operating activities	(5,483,124)	1,962,862
Net cash provided (used) by investing activities	2,314,048	(4,135,742)
Net cash provided by financing activities	468,870	88,430
Cash and Cash Equivalents, end of period	$16,073,479	$14,267,459